UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2010

Franklin Electronic Publishers, Incorporated

(Exact name of registrant as specified in its charter)

Pennsylvania	1-13198	22-2476703
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Franklin Plaza, Burlington, New Jersey	08016-4907
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609)386-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 8.01. OTHER EVENTS

Adobe Systems, Inc. (“Adobe”) has entered into certain agreements (the “Agreements”) with the Registrant pursuant to which, among other things, Adobe exercised in part its option to extend the term of its long-standing license for the Registrant’s Proximity Division’s spelling error detection and correction, hyphenation and thesaurus software for an additional year through September 30, 2013, and on January 8, 2010, Adobe paid to the Registrant approximately $2,267,000, an amount equal to the discounted present value of payments due from Adobe in October 2010 and October 2011 under the license. In addition to Adobe’s exercise of its renewal option, Adobe has also contracted with the Registrant under the Agreements to develop certain spelling error detection and correction programs for the Portuguese language in compliance with certain recent Brazilian reforms. The Registrant expects to recognize revenue of over $6,300,000 over the extended term of the license, starting with the quarter ended December 31, 2009. The license also provides Adobe with an option to extend the license for an additional year which if exercised would result in the recognition of an additional $1,909,000 over the one year extension period.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin Electronic Publishers, Incorporated

Date: January 14, 2010	By:	/S/ FRANK A. MUSTO
	Name:	Frank A. Musto
	Title:	Vice President,
Chief Financial Officer